UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

MARCH 30, 2006

Date of Report (Date of earliest event reported)

INTELSAT, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	000-50262	98-0346003
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Wellesley House North, 2nd Floor, 90 Pitts Bay Road, Pembroke, Bermuda	HM 08
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 294-1650

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 30, 2006, Intelsat, Ltd. entered into a Waiver to Credit Agreement, dated as of March 30, 2006 among Intelsat, Ltd., Intelsat Subsidiary Holding Company, Ltd., certain Lenders, and Deutsche Bank Trust Company Americas, as Administrative Agent. The waiver provides a thirty day extension of the requirement under the Credit Agreement, dated as of January 28, 2005, by and among Intelsat, Ltd., Intelsat Subsidiary Holding Company, Ltd., the lenders from time to time party thereto (the “Lenders”), Bank of America, N.A., Bear Stearns Corporate Lending Inc., BNP Paribas and Merrill Lynch Capital Corporation, as Co-Documentation Agents, Credit Suisse (f/k/a Credit Suisse First Boston) and Lehman Brothers Inc., as Co-Syndication Agents, and Deutsche Bank Trust Company Americas, as Administrative Agent and Collateral Agent (the “Credit Agreement”), to deliver to the Administrative Agent and the Lenders financial statements and related certifications and documents for the year ending December 31, 2005, and a waiver of any default or event of default that would otherwise be caused thereby.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Waiver to Credit Agreement, dated as of March 30, 2006 among Intelsat, Ltd., a Bermuda company, Intelsat Subsidiary Holding Company, Ltd., a Bermuda company, certain lenders party to the Credit Agreement referred to below, and Deutsche Bank Trust Company Americas, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELSAT, LTD.

Dated: April 5, 2006	By:	/s/ Phillip L. Spector
Phillip L. Spector
Executive Vice President and General Counsel

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Waiver to Credit Agreement, dated as of March 30, 2006 among Intelsat, Ltd., a Bermuda company, Intelsat Subsidiary Holding Company, Ltd., a Bermuda company, certain lenders party to the Credit Agreement referred to below, and Deutsche Bank Trust Company Americas, as Administrative Agent.